__________

SHARE PURCHASE AND OPTION AGREEMENT

Among each of:

CIC RESOURCES INC.
(as the Vendor)

And:

URANIUM ENERGY CORP.
(as the Purchaser)

Uranium Energy Corp.
500 North Shoreline, Ste. 800N, Corpus Christi, Texas, U.S.A., 78471
__________

SHARE PURCHASE AND OPTION AGREEMENT

            THIS SHARE PURCHASE AND OPTION AGREEMENT is made and dated for reference on March 4, 2016.

AMONG EACH OF:

CIC RESOURCES INC., an exempted company organized and existing under the laws of the Cayman Islands

(the “Vendor”);

AND:

URANIUM ENERGY CORP., a company organized and existing under the laws of the State of Nevada

(the “Purchaser”).

WHEREAS:

A.

The Vendor is the legal and beneficial owner of all of the issued and outstanding shares of (i) CIC Resources (Paraguay) Inc. (“CIC”), and (ii) JDL Resources Inc. (“JRI” and, together with CIC, the “Companies”), each of which being an exempted company organized and existing under the laws of the Cayman Islands.

B.	CIC is the beneficial owner of all of the issued and outstanding shares of Paraguay Resources Inc. (“PRI”), an exempted company organized and existing under the laws of the Cayman Islands.

C.

PRI is the legal, beneficial and registered owner of certain mineral property concessions currently encompassing approximately 160,930.50 hectares, which are located in the departments of Alto Parana and Canindeyú in the Republic of Paraguay, all as more particularly set out in Schedule “A” (collectively, the “Property”).

D.

The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor all of the issued and outstanding shares of JRI (collectively, the “JRI Securities”), upon and subject to the terms and conditions set forth in this Agreement (as defined below) (the “Acquisition”).

E.

The Vendor has also agreed to grant to the Purchaser an option to acquire all of the issued and outstanding shares of CIC (the “CIC Securities”), upon and subject to the terms and conditions set forth in this Agreement (the “Option”).

            NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and such other good and valuable consideration (the receipt and sufficiency of which is acknowledged by all of the Parties (as defined below)), the Parties do covenant and agree each with the other as follows:

1.               DEFINITIONS

                  Whenever used in this Agreement, the following words and terms have the following meaning:

“Acquisition” has the meaning given to it in Recital D;

“Acquisition Closing” means the closing of the Acquisition;

“Acquisition Closing Date” means the date of this Agreement;

“Agreement” means this Share Purchase and Option Agreement, including all Schedules, and all amendments or restatements, as permitted;

“B.C. Securities Act” has the meaning given to it in Section 5.2;

“Block #2” means, in relation to the Property, the exploration and prospecting permits encompassing an aggregate of 70,000 hectares bearing Registry Code 22.3 and Registry File No. 2361/10; 51/12;

“Block #6” means, in relation to the Property, the exploration and prospecting permits encompassing an aggregate of 41,250 hectares bearing Registry Codes 17.1 and 17.2 and Registry File 999/14;

“Breach” has the meaning given to it in Section 13;

“Breach of a Covenant” has the meaning given to it in Section 13;

“Breach of a Representation and Warranty” has the meaning given to it in Section 13;

“Business Day” means any day, other than a Saturday or Sunday, on which commercial banks in Vancouver, British Columbia, Canada, are open for commercial banking business during normal banking hours;

“CIC” has the meaning given to it in Recital A;

“CIC Securities” has the meaning given to it in Recital E;

“CIC Subsidiaries” means, collectively, PRI, Paraguay Exploration Inc., Paraguay Minerals Inc., PDL Resources Inc., PEL Minerals Inc., MYNM, Exploradora Del Paraguay S.A., Exploraciones Almirante Grau S.A., Riostock Industrias Mineras S.A. and Proyectos Mineros Parana S.A.;

“Closing Time” means, in the case of either the Acquisition Closing or the Option Closing, 9:00 a.m. (Vancouver time) on Acquisition Closing Date or the Option Closing Date, as applicable, or such other time as the Parties may agree;

“Companies” has the meaning given to it in Recital A;

“Consideration Payment” has the meaning given to it in Section 5.1;

“Consideration Shares” has the meaning given to it in Section 5.1;

“Encumbrances” means pledges, liens, charges, security interests, leases, title retention agreements, mortgages, restrictions, developments or similar agreements, easements, rights-of-way, title defects, options or adverse claims or encumbrances of any kind or character whatsoever;

“Environmental Laws” means all applicable Laws relating to (a) abatement of pollution, (b) protection of the environment, (c) ensuring public safety from environmental hazards, (d) management, storage or control of Hazardous Substances, (e) release or threatened release of Hazardous Substances as wastes into the environment and including, without limitation, land, ambient air, surface water and ground water, (f) site reclamation, and (g) manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of Hazardous Substances;

“Environmental Liabilities” means, with respect to the Property or JRI, any and all manner of actions, causes of action, Losses, duties, requirements, orders, covenants, injunctions, decisions, judgments, directives, or rights of action of any nature (known or unknown, fixed or contingent) instituted, required, made, imposed, rendered, issued or in any way arising out of or under or pursuant to any Environmental Laws, whether instituted, required, made, imposed, rendered or issued by a Governmental Authority or by a third party;

“Estimated Block #2 Fees” has the meaning given to it in Section 14(a);

“Estimated Block #6 Fees” has the meaning given to it in Section 14(b);

“Governmental Authority” means any (a) federal, territorial, state, municipal, local or other government (whether domestic or foreign), (b) any governmental or quasigovernmental authority of any nature, including any governmental ministry, agency, branch, department, commission, board, tribunal, bureau or instrumentality (whether domestic or foreign), (c) any body exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power of any nature, including for greater certainty any court, or (d) any stock exchange;

“Hazardous Substance” means any substance which is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, radioactive, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under Environmental Laws, whether or not such substance is defined as hazardous under such Environmental Laws;

“JRI” has the meaning given to it in Recital A;

“JRI Securities” has the meaning given to it in Recital D;

“Laws” means any applicable laws, including international, national, provincial, territorial, state, municipal and local laws, treaties, statutes, ordinances, judgments, decrees, injunctions, writs, certificates and orders, by-laws, rules, regulations, ordinances, or other requirements of any Governmental Authority having the force of law;

“Losses” includes claims, demands, complaints, grievances, actions, applications, suits, causes of action, orders, charges, indictments, prosecutions, informations or other similar processes, assessments or reassessments, judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing but shall not include any consequential or indirect damages;

“Mandatory Option Notice” has the meaning given to it in Section 6.1(b);

“MYNM” means Metalicos Y No Metalicos Paraguay S.R.L.;

“Notice” has the meaning given to it in Section 17;

“NYSE MKT” means the NYSE MKT stock exchange;

“Option” has the meaning given to it in Recital E;

“Option Cash Payment Amount” has the meaning given to it in Section 6.2(d);

 “Option Closing” means the closing of the acquisition of the CIC Securities by the Purchaser pursuant to the Option;

“Option Closing Date” has the meaning given to it in Section 6.2;

“Option Period” has the meaning given to it in Section 6.1;

“Option Price Maintenance Payments” means all underlying option payments, regulatory fees and other fees payable to Governmental Authorities, operating costs relating to the Subsidiaries, payments and assessment work required to keep the mineral interests comprising the Property, as those interests exist from time to time, in good standing, in each case as determined by the Vendor in its discretion to be reasonably necessary to keep the mineral interests comprising the Property in good standing;

“Parties” means, together, the Purchaser and the Vendor and

“Party” means either one of them;

“Person” means an individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust or body corporate;

“Post-Relinquishment Area” has the meaning given to it in Section 7;

“PRI” has the meaning given to it in Recital B;

“Property” has the meaning given to it in Recital C;

“Purchase Price” has the meaning given to it in Section 5.1;

“Purchaser” has the meaning given to it in the preamble;

“Regulation S” has the meaning given to it in Section 5.2;

“Relinquishment” has the meaning given to it in Section 7; “

Royalty” has the meaning given to it in Section 6.2(e);

“Royalty Agreement” has the meaning given to it in Section 6.2(e);

“Securities Act” has the meaning given to it in Section 5.2;

“Shortfall Amount” has the meaning given to it in Section 14;

“Subject Securities” means, collectively, the JRI Securities and the CIC Securities;

“Subsidiaries” means, collectively, the CIC Subsidiaries and Trier;

“Taxes” means all foreign, federal, national, provincial, state, city or municipal taxes, levies, duties, assessments, reassessments and other charges of any nature whatsoever, including, without limitation, income tax, profits tax, capital gains tax, gross receipts tax, corporation tax, mining tax, sales and use tax, wage tax, employer health tax, payroll tax, workers’ compensation levy, capital tax, stamp duty, real and personal property tax, land transfer tax, customs or excise duty, excise tax, turnover or value added tax on goods sold or services rendered, goods and services tax, withholding tax, social security, government pension plan and employment insurance charges or retirement contributions and any interest, penalties or other additions to tax;

“Tax Return” means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal, state, local or foreign government taxing authority;

“trading day” means, with respect to the NYSE MKT, any day on which the NYSE MKT is open for trading or quotation;

“Trier” means Trier S.A., a wholly-owned subsidiary of JRI;

“Vendor” has the meaning given to it in the preamble; and

“Voluntary Option Notice” has the meaning given to it in Section 6.1(a) .

2.                 CERTAIN RULES OF INTERPRETATION

                     In this Agreement:

(a)	Currency. Unless otherwise specified, all references to money amounts are to lawful currency of the United States.

(b)

Governing Law. This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia.

(c)	Headings. Headings of Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(d)	Including. Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(e)	No Strict Construction. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(f)	Number and Gender. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(g)

Severability. If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(h)	Time. Time is of the essence in the performance of the Parties’ respective obligations.

(i)

Knowledge. Any reference to the knowledge of any Party means to the best of the knowledge, information and belief of such Party after reviewing all relevant records and making due inquiries regarding the relevant matter of all relevant directors, officers and employees of such Party.

3.                      SCHEDULES

                          The Schedules to this Agreement, listed below, are an integral part of this Agreement:

Schedule	Description

Schedule A	Property
Schedule B	Relinquishment
Schedule C	Vendor’s Certificates
Schedule D	Royalty Agreement

4.                     PURCHASE AND SALE OF THE JRI SECURITIES

4.1                   Subject to the terms and conditions hereof, the Vendor hereby assigns, sells and transfers all of its right, entitlement and interest in and to all of the JRI Securities to the Purchaser and the Purchaser hereby purchases all of the JRI Securities from the Vendor free of all Encumbrances on the terms and subject to the conditions contained in this Agreement.

4.2                    At the Acquisition Closing:

(a)	the Vendor shall have delivered to the Purchaser:

	(i)	a duly executed share transfer form in respect of the JRI Securities;

	(ii)	a resignation of Adam Douglas Spencer as the director of JRI in an agreed form;

(iii)

a certified copy of board resolutions of JRI approving the transfer of the JRI Securities to the Purchaser, the resignation of Adam Douglas Spencer as the director of JRI in an agreed form, the appointment of Pat Obara and Amir Adnani as directors of JRI and the removal of James David Lowell as Chief Executive Officer of JRI; and

	(iv)	a certified copy of the updated register of members of JRI evidencing the transfer of the JRI Securities to the Purchaser;

(b)

possession of all records, correspondence, documents, files, memoranda and other papers relating to JRI and Trier, respectively, shall have been delivered to the Purchaser or arrangements shall have been made for such delivery to occur promptly following the Acquisition Closing; and

(c)	the Purchaser shall deliver to the Vendor (i) the Consideration Payment, and (ii) a certificate representing the Consideration Shares, as directed by the Vendor.

5.                                  SATISFACTION OF PURCHASE PRICE

5.1                               The aggregate amount payable by the Purchaser to the Vendor for the JRI Securities shall be US$1,250,000 (the “Purchase Price”). The Purchaser shall satisfy the Purchase Price at the Acquisition Closing as follows:

(a)	Consideration Payment: by payment of US$50,000.00 to the Vendor (the “Consideration Payment”) by wire transfer to an account designated by the Vendor; and

(b)

Consideration Shares: by issuance to the Vendor of an aggregate of 1,333,560 fully paid and non-assessable common shares of the Purchaser (collectively, the “Consideration Shares”), such number of Consideration Shares being a product of US$1,200,000 divided by the volume weighted average price of the common shares of the Purchaser on the NYSE MKT for the 10 trading days ending on March 1, 2016 (which was US$0.8985 per Consideration Share).

5.2                                 The Vendor hereby acknowledges and agrees that the Purchaser makes no representations as to any resale or other restriction affecting the Consideration Shares and that it is presently contemplated that the Consideration Shares will be issued by the Purchaser to the Vendor in reliance upon the registration and prospectus exemptions contained in certain sections of the United States Securities Act of 1933, as amended (the “Securities Act”) and/or certain rules and regulations promulgated thereunder and, if applicable, the British Columbia Securities Act (the “B.C. Securities Act”), which will impose a trading restriction in the United States on the Consideration Shares for a period of at least six months from the Acquisition Closing Date.

5.3                                   The Vendor hereby acknowledges and understands that neither the sale of the Consideration Shares which the Vendor is acquiring nor any of the Consideration Shares themselves have been registered under the Securities Act and, if applicable, the B.C. Securities Act, or any state securities laws, and, furthermore, that the Consideration Shares must be held indefinitely unless subsequently registered under the Securities Act and, if applicable, the B.C. Securities Act, or an exemption from such registration is available. The Vendor also acknowledges and understands that the certificates representing the Consideration Shares will be stamped with the following legends (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by the Governmental Authorities:

“The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. They may not be sold, offered for sale, pledged or otherwise transferred except pursuant to an effective registration statement under the U.S. Securities Act and in accordance with any applicable state securities laws, or pursuant to an exemption or exclusion from registration under the U.S. Securities Act and any applicable state securities laws. The securities represented by the certificate cannot be the subject of hedging transactions unless such transactions are conducted in compliance with the U.S. Securities Act.”; and

Unless permitted under securities legislation, the holder of this security must not trade the security before [the date which is four months plus one day from the date of issuance].” and the Vendor hereby consents to the Purchaser making a notation on its records or giving instructions to any transfer agent of the Purchaser in order to implement the restrictions on transfer set forth and described hereinabove.

The Vendor also acknowledges and understands that:

(a)	the Consideration Shares are “restricted securities”, as defined in Rule 144(a)(3) promulgated under the Securities Act;

(b)

the resale safe harbor under Rule 144 will not be available in any event for at least six months from the date of issuance of the Consideration Shares to the Vendor, and even then will not be available unless the terms and conditions of Rule 144 are complied with; and

(c)	any resale of the Consideration Shares may be made by the Vendor only in accordance with such terms and conditions.

5.4                     The Purchaser will make available adequate current public information in accordance with Rule 144(c) under the Securities Act. The Purchaser is not and has never been a “shell company”, as described in Rule 144(i)(1) under the Securities Act, however, if for any reason the Purchaser is determined to have previously been a “shell company”, it has satisfied the requirements of Rule 144(i)(2). The Purchaser has not taken any action or failed to take any action that would make the contemplated exemptions from registration under the Securities Act unavailable for the offer and sale of the Consideration Shares to the Vendor, and will not take any action or fail to take any action that would make the resale safe harbor under Rule 144 promulgated under the Securities Act unavailable for resales of the Consideration Shares.

6.                       OPTION TO PURCHASE THE CIC SECURITES

6.1                      If, during the period beginning on the Acquisition Closing Date and ending on that date that is one year from the Acquisition Closing Date (the “Option Period”), the Purchaser has paid or caused to be paid to or on the Vendor’s behalf the Option Price Maintenance Payments as directed by the Vendor from time to time, then:

(a)	the Purchaser may, in its sole discretion, by giving Notice to the Purchaser (the “Voluntary Option Notice”), exercise the Option, or

(b)

if, prior to the exercise of the Option by the Purchaser in Section 6.1(a), the Relinquishment contemplated by Section 7 is achieved and the size of the Property is reduced to the Post-Relinquishment Area, the Vendor shall give Notice to the Purchaser (the “Mandatory Option Notice”) that the Relinquishment has occurred and, upon receipt of the Mandatory Option Notice, the Option is deemed to have been exercised by the Purchaser, and, in the case of either (a) or (b), the Vendor shall assign, sell and transfer all of its right, entitlement and interest in and to all of the CIC Securities to the Purchaser and the Purchaser shall purchase all of the CIC Securities from the Vendor free of all Encumbrances on the terms and subject to the conditions contained in this Agreement.

6.2                  The Option Closing shall occur within five Business Days of the receipt of the Voluntary Option Notice or the Mandatory Option Notice, as the case may be (the “Option Closing Date”). At the Option Closing:

(a)	the Vendor shall deliver to the Purchaser:

	(i)	a duly executed share transfer form in respect of the CIC Securities;

	(ii)	a resignation of Adam Douglas Spencer as the director of CIC and the CIC Subsidiaries that are incorporated in the Cayman Islands in an agreed form;

(iii)

a certified copy of board resolutions of CIC approving the transfer of the CIC Securities to the Purchaser, the resignation of Adam Douglas Spencer as the director of CIC in an agreed form and the appointment of Pat Obara and Amir Adnani as directors of CIC;

(iv)

certified copies of the board resolutions of the CIC Subsidiaries that are incorporated in the Cayman Islands approving the resignation of Adam Douglas Spencer as the director of the CIC Subsidiaries that are incorporated in the Cayman Islands, the appointment of Pat Obara and Amir Adnani as directors of each of the CIC Subsidiaries that are incorporated in the Cayman Islands and the removal of all officers of the CIC Subsidiaries that are incorporated in the Cayman Islands;

	(v)	a certified copy of the updated register of members of CIC evidencing the transfer of the CIC Securities to the Purchaser;

(b)

possession of all records, correspondence, documents, files, memoranda and other papers relating to CIC and the CIC Subsidiaries, respectively, shall be delivered to the Purchaser or arrangements shall have been made for such delivery to occur promptly following Option Closing;

(c)

the Vendor shall deliver to the Purchaser all scientific and technical data and title information in its possession pertaining to the Property, including maps, surveys, drill hole cores, cuttings, pulps, channel samples, other surface and underground samples, drill hole logs, channel sample logs, other surface and underground sampling data, assay results, geological, geochemical, geophysical, metallurgical and hydrological data, exploration and development plans, reports, records, studies and models;

(d)	subject to adjustment pursuant to Section 14, the Purchaser shall pay US$250,000.00 (the “Option Cash Payment”) to the Vendor by wire transfer to an account designated by the Vendor; and

(e)

the Purchaser shall grant the Vendor or an assignee of the Vendor the royalty (the “Royalty”) contemplated by the form of royalty agreement attached hereto as Schedule “D” (the “Royalty Agreement”) and the Parties shall deliver an executed copy of the Royalty Agreement.

6.3                    If the Option Closing does not occur on or before the Option Closing Date as a result of the Purchaser failing to comply with its covenants in Section 6.2(d) or Section 6.2(e), then the Option shall terminate and the Vendor shall have no obligation to complete the sale of the CIC Securities to the Purchaser.

7.                      RELINQUISHMENT OF THE PROPERTY

                          Immediately upon the commencement of the Option Period, the Vendor shall use its commercially reasonable efforts to relinquish by no later than the final day of the Option Period the concessions comprising the Property from 160,930.50 hectares to 70,498 hectares (the “Post-Relinquishment Area”), all as more particularly set forth in Schedule “B” (the “Relinquishment”).

8.                      PLACE OF CLOSING

                          Each of the Acquisition Closing and the Option Closing shall take place at the offices of McMillan LLP, counsel for the Purchaser, located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada or at such other place as may be agreed upon by the Parties.

9.                      REPRESENTATIONS AND WARRANTIES OF THE VENDOR

                          The Vendor represents and warrants to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that on the date hereof:

(a)	each of the Companies is an exempted company duly incorporated under the laws of the Cayman Islands and is in good standing;

(b)	the Vendor is the legal and beneficial owner of the Subject Securities free and clear of all Encumbrances;

(c)

the Vendor has good and sufficient power, authority and right to enter into and deliver this Agreement and to transfer the legal and beneficial title and ownership of the JRI Securities and, upon exercise of the Option pursuant to Section 6, the CIC Securities to the Purchaser free and clear of all Encumbrances. Upon (i) payment of the Consideration Payment and issuance of the Consideration Shares, the Purchaser will acquire good and valid title to the JRI Securities, free and clear of all Encumbrances, and (ii) the exercise of the Option, the Purchaser will acquire good and valid title to the CIC Securities, free and clear of all Encumbrances;

(d)	the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Vendor;

(e)

this Agreement constitutes a valid and legally binding obligation of the Vendor, enforceable against the Vendor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court;

(f)

there is no contract, option or any other right of another Person binding upon or which at any time in the future may become binding upon the Vendor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Subject Securities other than pursuant to the provisions of this Agreement;

(g)	there is no outstanding voting trust, proxy or other similar agreement with respect to the voting of the Subject Securities;

(h)	to the Vendor’s knowledge, neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated by this Agreement will result in the violation of:

(i) any of the provisions of the organizational documents or by-laws of the Vendor;

(ii) any contract (written or oral) or other instrument to which the Vendor is a party or by which the Vendor is bound; or

(iii) any applicable Laws in respect of which the Vendor must comply;

(i)	the Subsidiaries are all of the subsidiaries of the Companies and are wholly- owned by the Companies;

(j)

each of the Subsidiaries is duly formed and validly existing under the Laws of its jurisdiction of formation, is in good standing and has all necessary power, authority and capacity to own its assets and to carry on its business as presently conducted; provided, however, that certain of the Subsidiaries are in the process of being wound up;

(k)

the authorized capital of the JRI consists of 5,000,000 shares, of which at this date one ordinary share is issued and outstanding as fully-paid and non-assessable. No options, warrants or other rights to purchase ordinary shares or other securities of JRI and no securities or obligations convertible into or exchangeable for ordinary shares or other securities of JRI have been authorized or agreed to be issued or are outstanding;

(l)

the authorized capital of the CIC consists of 50,000 shares, of which at this date one ordinary share is issued and outstanding as fully-paid and non-assessable. No options, warrants or other rights to purchase ordinary shares or other securities of CIC and no securities or obligations convertible into or exchangeable for ordinary shares or other securities of CIC have been authorized or agreed to be issued or are outstanding;

(m)

PRI is the beneficial owner of all of the issued and outstanding shares in the capital of MYNM, free and clear of all Encumbrances. No options, warrants or other rights to purchase shares or other securities of MYNM and no securities or obligations convertible into or exchangeable for shares or other securities of MYNM have been authorized or agreed to be issued or are outstanding;

(n)

JRI is the beneficial owner of all of the issued and outstanding shares in the capital of each of Trier, free and clear of all Encumbrances. No options, warrants or other rights to purchase shares or other securities of Trier and no securities or obligations convertible into or exchangeable for shares or other securities of Trier have been authorized or agreed to be issued or are outstanding;

(o)

to the Vendor’s knowledge, the Subsidiaries hold all resolutions of exploration permits and environmental licenses, recognized in Paraguay, in respect of the ore bodies and minerals located in the Property sufficient to permit the applicable Subsidiary to explore minerals contained in the Property and all such resolutions of exploration permits and environmental licenses have been validly issued in accordance with all applicable Laws and are currently in force;

(p)	to the Vendor’s knowledge, all mining canon payments due and payable by the Subsidiaries in respect of the Property have been made in accordance with the requirements of applicable Laws;

(q)	to the Vendor’s knowledge, all investment plan requirements applicable to the Property have been met by the Subsidiaries in accordance with applicable Laws;

(r)

to the Vendor’s knowledge, there are no rents or royalties payable or required to be paid to any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate or Government Authority with respect to the Property;

(s)

to the Vendor’s knowledge, all mineral exploration, development and production activities currently being conducted by the Subsidiaries are being conducted pursuant to all applicable Environmental Laws and in accordance with acceptable environmental practices;

(t)

to the Vendor’s knowledge, the conditions existing on or in respect of the Property and the air, soil, surface waters, ground waters or other natural resources on, about or in the general vicinity of the Property are not:

	(i)	in violation of any Laws, including Environmental Laws; or

	(ii)	causing or permitting any damage or impairment to the health, safety, comfort or enjoyment of any Person at the Property or in the general vicinity of the Property;

(u)

the Vendor has not received any written order, notice or other communication from any Governmental Authority in respect of the Property of any actual or threatened non-compliance with any Environmental Laws which would give rise to a liability relating to the Property;

(v)	to the Vendor’s knowledge, there are no pending or threatened claims relating to the Property arising under any Environmental Laws;

(w)

to the Vendor’s knowledge, no claims are pending, contemplated or threatened, to which the Companies or the Subsidiaries is a party or to which the Property is subject, that would result individually or in the aggregate in any material adverse change in the operations, business or condition (financial or otherwise) of the Companies or the Subsidiaries;

(x)

to the Vendor’s knowledge, the Companies and the Subsidiaries have conducted and are conducting their business in material compliance with all applicable Laws, by-laws, rules and regulations of each jurisdiction in which their businesses are carried on and, except for certain permits for which an application to renew has been submitted and are pending renewal, hold all material licences, registrations, permits, consents or qualifications (whether governmental, regulatory or otherwise) required in order to enable their businesses to be carried on, as now conducted or as proposed to be conducted, and all such licences, permits, consents and qualifications are valid and subsisting and in good standing and neither the Companies nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, registration, permit, consent or qualification which, if the subject of any unfavourable decision, ruling or finding would materially adversely affect the conduct of the business, operations, condition (financial or otherwise) or income of the Companies or the Subsidiaries;

(y)

to the Vendor’s knowledge, there are no material judgments against the Companies or any of the Subsidiaries which are unsatisfied, nor are there any material consent decrees or injunctions to which the Companies or any of the Subsidiaries is subject;

(z)

to the Vendor’s knowledge, each of the Companies and the Subsidiaries has timely filed with the appropriate Governmental Authorities all Tax Returns required to be filed by such entity for taxable periods ending on or before the Acquisition Closing Date and such Tax Returns are true, correct and complete in all material respects and all Taxes that were due and payable on or prior to the Acquisition Closing Date have, or will have, been duly paid in accordance with applicable Laws;

(aa)

no federal, state, local or foreign audits or other legal proceedings are presently pending with regard to any Taxes or Tax Returns of the Companies or any of the Subsidiaries and no Subsidiary has received a written notice of any pending Tax audits or Tax-related legal proceedings;

(bb)

no taxing authority (whether domestic or foreign) has asserted or, to the knowledge of the Vendor, is threatening to assert, any deficiency or claim for Taxes against the Companies or any of the Subsidiaries;

(cc)	there are no liens for Taxes upon the Property or any of the assets of the Companies or any of the Subsidiaries; and

(dd)

the Purchaser will not have any liability for any brokerage fees, commissions or finders’ fees in connection with any of the transactions contemplated by this Agreement as a result of the employment by the Vendor of any broker or finder.

10.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDOR RESPECTING THE CONSIDERATION SHARES

                        The Vendor hereby also represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that:

(a)

the Vendor acknowledges that the Consideration Shares will be issued under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Securities Act and, if applicable, the B.C. Securities Act, and all applicable securities laws, and that, as a result, the Vendor may be restricted from using certain of the remedies that would otherwise be available to the Vendor, the Vendor will not receive information that would otherwise be required to be provided to the Vendor if the Consideration Shares were registered under the Securities Act and, if applicable, the B.C. Securities Act, and the Purchaser is relieved from certain obligations that would otherwise apply to the Purchaser, in either case, under applicable securities legislation;

(b)

the Vendor has not received, nor has the Vendor requested, nor does the Vendor require that it receive, any offering memorandum or a similar document describing the business and affairs of the Purchaser in order to assist the Vendor in entering into this Agreement and in consummating the transactions contemplated herein;

(c)	the Vendor hereby certifies that:

(i)

it is not a U.S. Person (as defined in Rule 902 of Regulation S under the Securities Act, which definition includes, but is not limited to, any corporation or partnership incorporated or organized under the laws of the United States);

(ii)

it is not acquiring any of the Consideration Shares for the account or benefit of any U.S. Person or a person in the United States or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction as set out for its name and address as set forth in this Agreement;

(iii)	it was not offered any Consideration Shares in the United States and was outside the United States at the time of execution and delivery of this Agreement;

(iv)

it understands that the Consideration Shares have not been registered under the Securities Act and, if applicable, the B.C. Securities Act, and any applicable securities laws and may not be offered or sold in the United States or to a U.S. Person unless an exemption from such registration requirements is available;

(v)

it agrees to resell the Consideration Shares only in accordance with the provisions of Regulation S under the Securities Act, pursuant to a registration under the Securities Act, or pursuant to an available exemption from such registration, and that hedging transactions involving the Consideration Shares may not be conducted unless in compliance with the Securities Act;

(vi)

it will not engage in any directed selling efforts (as defined by Regulation S under the Securities Act) in the United States in respect of the Consideration Shares, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of conditioning the market in the United States for the resale of the Consideration Shares; and

(vii)	it understands that any certificate representing the Consideration Shares will bear a legend setting forth the foregoing restrictions set out in section 5.3 above, and the Vendor will complete and provide the Purchaser with an executed copy of the attached form of “Regulation S Certificate”, which is attached as Schedule “C”, contemporaneously with the Vendor’s execution of this Agreement at or before the Acquisition Closing; and

(d)

the Vendor and the Company are not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

11.                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                     The Purchaser represents and warrants to the Vendor, with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that:

(a)	the Purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions contemplated by this Agreement;

(b)

this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other Laws of general application limiting the enforcement of creditors’ rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court;

(c)

to the Purchaser’s knowledge, neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated by this Agreement by the Purchaser will result in a violation of:

	(i)	any contract (written or oral) or other instrument to which the Purchaser is a party or by which the Purchaser is bound; or

	(ii)	any applicable Law in respect of which the Purchaser must comply;

(d)	the authorized capital of the Purchaser consists of 750,000,000 common shares, of which at this date 101,877,239 common shares are issued and are outstanding as fully paid and non-assessable.

(e)

all of the issued and outstanding common shares in the capital of the Purchaser are listed and posted for trading on the NYSE MKT. To the knowledge of the Purchaser, no securities commission, stock exchange or comparable authority has issued any order requiring trading in any of the Purchaser’s securities to cease nor instituted proceedings for that purpose and, to the knowledge of the Purchaser, no such proceedings are pending or contemplated;

(f)

all of the Consideration Shares issued to the Vendor have been issued by the Purchaser as duly authorized and issued as fully paid and non-assessable common shares in the capital of the Purchaser free and clear of all Encumbrances;

(g)

the Purchaser is a “reporting issuer” in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland, files reports with the U.S. Securities and Exchange Commission under the United States Securities Exchange Act of 1934, as amended, is not in default in any material respect under any applicable securities Laws applicable in such jurisdictions and is in compliance, in all material respects, with the by-laws, rules, policies and regulations of the NYSE MKT. In particular, without limiting the foregoing, the Purchaser is in compliance with its obligations to make timely disclosure of all material changes relating to it (other than in respect of material change reports filed on a confidential basis and thereafter made public and material change reports filed on a confidential basis and in respect of which the material change never came to fruition), no such disclosure has been made on a confidential basis and there is no material change relating to the Purchaser which has occurred and with respect to which the requisite material change report has not been filed;

(h)

the Purchaser has obtained all consents, approvals, permits, authorizations or filings as may be required under applicable securities Laws and the by-laws, rules and regulations of the NYSE MKT necessary to the performance by the Purchaser of its obligations under this Agreement; on the Acquisition Closing, the Consideration Shares shall be listed and posted for trading on the NYSE MKT, subject to the satisfaction of customary NYSE MKT conditions;

(i)	the Purchaser is not an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended;

(j)

The Purchaser will make available adequate current public information in accordance with Rule 144(c) under the Securities Act. The Purchaser is not and has never been a “shell company”, as described in Rule 144(i)(1) under the Securities Act, however, if for any reason the Purchaser is determined to have previously been a “shell company”, it has satisfied the requirements of Rule 144(i)(2). The Purchaser has not taken any action or failed to take any action that would make the contemplated exemptions from registration under the Securities Act unavailable for the offer and sale of the Consideration Shares to the Vendor, and will not take any action or fail to take any action that would make the resale safe harbor under Rule 144 promulgated under the Securities Act unavailable for the Consideration Shares; and

(k)	the Purchaser has not provided the Vendor with any confidential or material non- public information concerning the Consideration Shares.

12.                  NON-WAIVER; SURVIVAL

(a)

No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope or otherwise affecting any representation or warranty made by the Vendor in or pursuant to this Agreement.

(b)

No waiver of any condition or other provisions, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(c)

All representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive the Closing, the execution and delivery under this Agreement and the Royalty Agreement and the exercise of the Option, as applicable, until December 24, 2017.

13.                   INDEMNIFICATION

(a)

Vendor Indemnification - The Vendor shall indemnify and save harmless the Purchaser from and against all Losses suffered or incurred, directly or indirectly, as a result of or in connection with or relating to (i) any misrepresentation or any incorrectness in or breach of any representation or warranty of the Vendor contained in this Agreement or in any certificate or other document delivered by the Vendor pursuant to this Agreement (a “Breach of a Representation and Warranty”), and (ii) any breach or non-performance by the Vendor of any covenant to be performed by the Vendor which is contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement (a “Breach of a Covenant”), subject to the provisions of Section 13(c).

(b)

Purchaser Indemnification - The Purchaser shall indemnify and save harmless the Vendor from and against all Losses suffered or incurred, directly or indirectly, as a result of or in connection with or relating to (i) any misrepresentation or any incorrectness in or breach of any representation or warranty of the Purchaser contained in this Agreement or in any certificate or other document delivered by the Purchaser pursuant to this Agreement (a “Breach of a Representation and Warranty”), (ii) any breach or non-performance by the Purchaser of any covenant to be performed by the Purchaser which is contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement (a “Breach of a Covenant”), subject to the provisions of Section 13(c), and (iii) any Environmental Liabilities arising from and after the Acquisition Closing Date as a result of or in connection with any act or omission of the Purchaser, its officers, directors, employees, contractors, agents, subsidiaries or affiliates.

(c)	Limitations of Indemnification - The provisions for indemnification set out in Sections 13(a) and 13(b) are subject to the following limitations:

(i)

no Party shall be liable for Losses for a Breach of a Representation and Warranty or for a Breach of a Covenant (collectively, a “Breach”), nor shall any party have any obligation to indemnify hereunder in respect of any such Breach, in respect of any claim if notice thereof was not made in writing to the Party having made the representation, warranty, covenant or agreement within the survival period specified in Section 12(c);

(ii)

neither the Vendor nor the Purchaser shall be liable for Losses for any Breach or have any obligation to indemnify hereunder in respect of any such Breach, unless the Losses exceed US$5,000 in respect of any particular occurrence or exceed US$20,000 in respect of multiple occurrences; and

(iii)

the Vendor shall not be liable for Losses for any Breach or have any obligation to indemnify hereunder in respect of any such Breach, nor shall the Vendor be liable to the Purchaser under any other legal claim or theory based upon or connected herewith, for any amount or amounts that exceed in aggregate the sum of US$1,200,000.

14.                   REIMBURSEMENT OF RENEWAL FEES

Each Party acknowledges that renewal applications have been submitted in accordance with applicable Laws in respect of Block #2 and Block #6 to renew the associated permits and to reduce the size of the property associated with each such block as follows:

(a)

in the case of Block #2, from 70,000 hectares to 25,767 hectares, resulting in reduced estimated total mining fees, insurance and minimum investment spending in respect of Block #2 of US$86,319 (the “Estimated Block #2 Fees”), and

(b)

in the case of Block #6, from 41,250 hectares to 9,895 hectares, resulting in reduced estimated total mining fees, insurance and minimum investment spending in respect of Block #6 of US$33,148 (the “Estimated Block #6 Fees”).

The Vendor agrees that, if the (i) total mining fees, insurance and minimum investment spending in respect of Block #2 exceeds the Estimated Block #2 Fees, or (ii) total mining fees, insurance and minimum investment spending in respect of Block #6 exceeds the Estimated Block #6 Fees, then any amounts exceeding the Estimated Block #2 Fees and the Estimated Block #6 Fees shall become due and payable by the Vendor to the Purchaser (such aggregate excess amount, the “Shortfall Amount”). If the Shortfall Amount becomes due and payable (a) prior to the Option Closing, then such Shortfall Amount shall be deducted from the Option Cash Payment Amount payable by the Purchaser pursuant to Section 6.2(d), or (b) after the Option Closing, then such Shortfall Amount shall be paid by certified cheque or wire transfer to an account designated by the Purchaser. The Parties agree that the payment of the Shortfall Amount by the Vendor shall only apply in respect of the current renewal period and that the Vendor shall not be required to pay any subsequent mining fees, insurance or minimum investment spending amounts assessed by any Governmental Authority in respect of Block #2 or Block #6.

15.                    SUBMISSION TO JURISDICTION

Each Party submits to the exclusive jurisdiction of any British Columbia courts sitting in Vancouver in any action, application, reference or other proceeding arising out of or relating to this Agreement and consents to any such action, application, reference or other proceeding being heard and determined in such British Columbia courts. Each of the Parties irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, application or proceeding.

16.                      FURTHER ASSURANCES

Each of the Vendor and the Purchaser will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further documents and instruments and do all acts and things as may be reasonably required to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement and the Royalty Agreement. If required by applicable securities Laws, each of the Vendor and the Purchaser will execute, deliver and file or assist the other Party in filing such reports, undertakings and other documents with respect to the sale of the Subject Securities, the issuance of the Consideration Shares or the exercise of the Option as may be reasonably required by any securities commission, stock exchange or other regulatory authority.

17.                      NOTICE

17.1                    Any notice, consent or approval required or permitted to be given in connection with this Agreement (“Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or email:

(a)	if to the Vendor:

c/o Sandstorm Gold Ltd. Suite 1400, 400 Burrard Street
Vancouver, British Columbia, Canada V6C 3A6

Attention: Nolan Watson Facsimile: 604-689-7317
Email: nwatson@sandstormltd.com;

with a copy (that will not constitute notice) to:

Borden Ladner Gervais LLP Scotia Plaza, 40 King Street West Toronto, Ontario, Canada M5H 3Y4

Attention: Andrew Powers Facsimile: (416) 361-2452 Email: apowers@blg.com; and

(b)	if to the Purchaser:

Uranium Energy Corp.
Suite 1830, 1030 West Georgia Street Vancouver, British Columbia, Canada V6E 2Y3

Attention: Amir Adnani, President and Chief Executive Officer Facsimile: (604) 682-3591 Email: aadnani@uraniumenergy.com;

with a copy (that will not constitute notice) to:

McMillan LLP
Royal Centre, 1055 West Georgia Street, Suite 1500
Vancouver, British Columbia, Canada V6E 4N7

Attention:       Thomas Deutsch
Facsimile:        (604) 893-7623
Email:               thomas.deutsch@mcmillan.ca.

17.2                        Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

18.                          ENTIRE AGREEMENT

                               This Agreement sets forth the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and supersedes any and all prior discussions, negotiations, letters of intent or agreements in principle between the Parties.

19.                          BINDING EFFECT; NO THIRD PARTY BENEFICIARIES

                               This Agreement shall be binding upon and shall inure to the exclusive benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns and nothing in this Agreement, express or implied, is intended to, nor shall it, confer in any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

20.                          AMENDMENT

                               No amendment to this Agreement may be made unless agreed to by the Parties in writing.

21.                          ASSIGNABILITY

                               No Party shall sell, pledge, assign or otherwise transfer its rights under this Agreement without the prior written consent of the other Parties and any attempt to do so shall be void.

22.                          COUNTERPARTS AND DELIVERY

                               This Agreement may be executed in counterparts, each of which will be deemed to be an original and both of which taken together will be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Agreement by a Party by facsimile or by PDF via electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such Party.

23.                      EXPENSES

                            All costs and expenses incurred in connection with this Agreement and each other agreement, document and instrument contemplated by this Agreement and the transactions contemplated by this Agreement and each other agreement, document or instrument contemplated by this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the Acquisition Closing or the Option Closing shall have occurred.

24.                      CONFIDENTIALITY

                            The Vendor will not publicly disclose the name of the Purchaser except with the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

[Remainder of this page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

CIC RESOURCES INC.

Per: /s/ Adam Spencer
Authorized Signatory

URANIUM ENERGY CORP.

Per: /s/ Amir Adnani
Authorized Signatory

SCHEDULE A

                                         This is Schedule “A” to that certain Share Purchase and Option Agreement as entered into among each of the Vendor (CIC Resources Inc.) and the Purchaser (Uranium Energy Corp.)

Property

Refer to the Property map attached hereto.

__________

Name of Area	Registry Code	Estado	Registry File No.	Area (ha)	Vertice	DATUM Zone : 21J Sur Chua Vista East	Chua Vista North	Vista del Area
Area A2 - Bloque 1	H7-a	a Reducir	971/12	4620	1	700000	7266900	
					2	700000	7263000	
					3	697000	7263000	
					4	697000	7260000	
					5	692000	7260000	
					6	692000	7266900	
Area A2 - Bloque 2	H7-a	a Reducir	971/12	5275	1	700000	7259000	
					2	700000	7250000	
					3	691850	7250000	
					4	691850	7255000	
					5	697000	7255000	
					6	697000	7259000	
Area 1 - E1	I7-h	a Liberar	1722/12	36550.0	1	715000	7320000	
					2	715000	7310000	
					3	706000	7310000	
					4	706000	7308000	
					5	702000	7308000	
					6	702000	7304100	
					7	702900	7304100	
					8	702900	7300000	
					9	706000	7300000	
					10	706000	7272000	
					11	703100	7272000	
					12	703100	7266900	
					13	700000	7266900	
					14	700000	7320000	
Area 1 - E2	I7-h	a Liberar	1722/12	815.0	1	706000	7264900	
					2	706000	7260000	
					3	705000	7260000	
					4	705000	7258500	
					5	703700	7258500	
					6	703700	7261000	
					7	705000	7261000	
					8	705000	7264900	
Area 1 - E3	I7-h	a Liberar	1722/12	5000.0	1	705000	7250000	
					2	705000	7240000	
					3	700000	7240000	
					4	700000	7250000	
Area 2 - E1	I7-f	a Liberar	1723/12	18400.0	1	730000	7285000	
					2	730000	7266200	
					3	720000	7266200	
					4	720000	7276000	
					5	722000	7276000	
					6	722000	7278000	
					7	720000	7278000	
					8	720000	7285000	
Area 2 - E2	I7-f	a Liberar	1723/12	14554.5	1	730000	7260900	
					2	730000	7245000	
					3	720000	7245000	
					4	720000	7254000	
					5	721950	7254000	
					6	721950	7260900	
Area 30000 - E1	I7-a	a Liberar	1338/11-85/12	850.5	1	710670	7260000	
					2	710670	7258500	
					3	705000	7258500	
					4	705000	7260000	
Area 30000 - E2	I7-a	a Liberar	1338/11-85/12	2592.0	1	719400	7260000	
					2	719400	7258700	
					3	718100	7258700	
					4	718100	7255000	
					5	713600	7255000	
					6	713600	7254000	
					7	711400	7254000	
					8	711400	7256900	
					9	715100	7256900

DATUM Zone : 21J Sur

Name of Area	Registry Code	Estado	Registry File No.	Area (ha)	Vertice	Chua Vista East	Chua Vista North	Vista del Area
					10	715100	7260000	
Area 30000 - E3	I7-a	a Liberar	1338/11-85/12	11402.0	1	720000	7254000	
					2	720000	7240000	
					3	705000	7240000	
					4	705000	7249300	
					5	707900	7249300	
					6	707900	7245000	
					7	717050	7245000	
					8	717050	7254000	
Area 70000 - E1	I7-g	a Liberar	2361/10 - 51/12	180.0	1	706900	7310000	
					2	706900	7308000	
					3	706000	7308000	
					4	706000	7310000	
Area 70000 - E2	I7-g	a Liberar	2361/10 - 51/12	41735.0	1	720000	7310000	
					2	720000	7288000	
					3	713000	7288000	
					4	713000	7284100	
					5	715000	7284100	
					6	715000	7276000	
					7	713950	7276000	
					8	713950	7267000	
					9	717000	7267000	
					10	717000	7263100	
					11	720000	7263100	
					12	720000	7260000	
					13	715100	7260000	
					14	715100	7265000	
					15	710000	7265000	
					16	710000	7270000	
					17	706000	7270000	
					18	706000	7292000	
					19	710000	7292000	
					20	710000	7303300	
					21	712000	7303300	
					22	712000	7308900	
					23	710000	7308900	
					24	710000	7310000	
Area 70000 - E3	I7-g	a Liberar	2361/10 - 51/12	1710.0	1	720000	7276000	
					2	720000	7270000	
					3	717150	7270000	
					4	717150	7276000	
Area 70000 - E4	I7-g	a Liberar	2361/10 - 51/12	608.0	1	707450	7263000	
					2	707450	7261000	
					3	709180	7261000	
					4	709180	7260000	
					5	706000	7260000	
					6	706000	7263000	
Area A2 - E1	H7-a	a Liberar	971/12	15105.0	1	700000	7270000	
					2	700000	7266900	
					3	692000	7266900	
					4	692000	7260000	
					5	697000	7260000	
					6	697000	7263000	
					7	700000	7263000	
					8	700000	7259000	
					9	697000	7259000	
					10	697000	7255000	
					11	691850	7255000	
					12	691850	7250000	
					13	700000	7250000	
					14	700000	7245000	
					15	690000	7245000	
					16	690000	7270000	
Area E	I7-d	Se Descarta	501/11; 1043/12	39480	1	700000	7235000	
					2	712000	7235000

SCHEDULE B

                                         This is Schedule “B” to that certain Share Purchase and Option Agreement as entered into among each of the Vendor (CIC Resources Inc.) and the Purchaser (Uranium Energy Corp.)

Relinquishment

Refer to the listing of Property interests attached hereto.
__________

SCHEDULE C

                                         This is Schedule “C” to that certain Share Purchase and Option Agreement as entered into among each of the Vendor (CIC Resources Inc.) and the Purchaser (Uranium Energy Corp.)

Vendor’s Certificates

Refer to the forms of Vendor’s Certificates attached hereto.

REGULATION S CERTIFICATE
FOR NON-U.S. PERSON

To:             URANIUM ENERGY CORP.

Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in that certain Share Purchase and Option Agreement dated March 4, 2016 (the “Agreement”) between the undersigned, and Uranium Energy Corp. (the “Company”). In connection with the issuance of the Consideration Shares to the undersigned, the undersigned hereby agrees, acknowledges, represents and warrants that:

                 1.             the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

                 2.             none of the Consideration Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, are “restricted securities” under the U.S. Securities Act, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any and all other applicable securities laws;

                 3.             The undersigned acknowledges and agrees that all certificates representing the Consideration Shares will be endorsed with the following legend in accordance with the U.S. Securities Act or such similar legend as deemed advisable by the Company and its legal counsel to ensure compliance with the U.S. Securities Act:

‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

                 4.             The undersigned is not acquiring the Consideration Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

                 5.             offers and sales of any of the Consideration Shares prior to the expiration of a period of six months after the date of original issuance of the Share (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

                 6.             the undersigned will not engage in any hedging transactions involving any of the Consideration Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with any and all applicable securities laws;

                 7.             the undersigned is acquiring the Consideration Shares for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Consideration Shares in the United States or to U.S. Persons;

                 8.             the undersigned has not acquired the Consideration Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S) in the United States in respect of the Consideration Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Consideration Shares; provided, however, that the undersigned may sell or otherwise dispose of the Consideration Shares pursuant to registration thereof under the U.S. Securities Act and any and all applicable securities laws or under an exemption from such registration requirements;

                 9.             the statutory and regulatory basis for the exemption claimed for the sale of the Consideration Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable securities laws;

                 10.           except as set out in the Agreement, the Company has not undertaken, and will have no obligation, to register any of the Consideration Shares under the U.S. Securities Act;

                 11.           the Company is entitled to rely on the acknowledgements, agreements, representations and warranties of the undersigned contained in the Agreement and this Certificate, and the undersigned will hold harmless the Company from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

                 12.           the undersigned has been advised to consult its own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Consideration Shares and, with respect to applicable resale restrictions, is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

                 13.           the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Comapny in connection with the acquisition of the Consideration Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

                 14.           If the undersigned decides to offer, sell or otherwise transfer any of the Consideration Shares, it will not offer, sell or otherwise transfer any of such Consideration Shares directly or indirectly, unless:

(i)	the sale is to the Company;

(ii)	the sale is made outside the United States in a transaction meeting the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws; or

(iv)

the Consideration Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and, in the cased of (iii) and (iv), it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company.

            15.            the undersigned:

(a)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Consideration Shares;

(b)

is acquiring the Consideration Shares pursuant to exemptions from prospectus or equivalent requirements under the applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Consideration Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)

acknowledges, represents and warrants that the applicable securities laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Consideration Shares; and

(d)	acknowledges, represents and warrants that the acquisition of the Consideration Shares by the undersigned does not trigger:

(i)

any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, other than the filing of a report of exempt distribution with the relevant securities commission if the undersigned is a resident in a province or territory in Canada; or

	(ii)	any continuous disclosure reporting obligation of the Company in the International Jurisdiction; and

the undersigned will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 15(c) and 15(d) above to the satisfaction of the Company, acting reasonably;

            16.             the undersigned (i) is able to fend for itself in connection with the acquisition of the Consideration Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Consideration Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

            17.             except as set out in the Agreement, no person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Consideration Shares;

(b)	that any person will refund the purchase price of any of the Consideration Shares;

(c)	as to the future price or value of any of the Consideration Shares; or

(d)

that any of the Consideration Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Consideration Shares on any stock exchange or automated dealer quotation system, except that currently the Company’s shares of common stock are listed on the NYSE MKT;

            18.           the undersigned is outside the United States when receiving and executing this Agreement and no other person has a direct or indirect beneficial interest in the Consideration Shares; 19. neither the United States Securities and Exchange Commission nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Shares; 20. the Consideration Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States; and

[signature page follows]

                 21.           the undersigned acknowledges and agrees that the Company shall refuse to register any transfer of Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the Securities Act.

IN WITNESS WHEREOF, I have executed this Regulation S Certificate For Non-U.S. Person.

Dated:_______________________, 2016.

X
Authorized signatory

CIC RESOURCES INC.
Name of Vendor (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

For the purposes hereof:

                              A “U.S. person” is defined by Regulation S of the U.S. Securities Act to be any person who is:

(a)	any natural person resident in the United States;

(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(g)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(h)	any partnership or corporation if:

(i) organized or incorporated under the laws of any foreign jurisdiction; and

(ii)

formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in Section 230.1(a) of the U.S. Securities Act] who are not natural persons, estates or trusts.

SCHEDULE D

                             This is Schedule “D” to that certain Share Purchase and Option Agreement as entered into among each of the Vendor (CIC Resources Inc.) and the Purchaser (Uranium Energy Corp.)

Royalty Agreement

                             Refer to the Royalty Agreement attached hereto.

[-- End of Share Purchase and Option Agreement --]

SANDSTORM GOLD LTD.

- and -

•

- and -

URANIUM ENERGY CORP.

NET SMELTER RETURNS ROYALTY AGREEMENT

•, 201•

NET SMELTER RETURNS ROYALTY AGREEMENT

THIS AGREEMENT (this “Agreement”) made as of the • day of •, 201•.

AMONG:

SANDSTORM GOLD LTD., a corporation duly organized and existing under the laws of the Province of British Columbia (the “Holder”),

- and -

•, a corporation duly organized and existing under the laws of • (the “Owner”),

- and -

URANIUM ENERGY CORP., a corporation duly organized and existing under the laws of the State of Nevada (the “Parent”).

WHEREAS:

A.	The Owner acquired from the Holder a 100% recorded title in and to the exploration and prospecting permits comprising the Property (as defined below).

B.	The Owner has agreed to grant to the Holder a net smelter return royalty payable on all Minerals (as defined below) mined, produced or otherwise recovered from the Property.

C.	The Owner is a wholly-owned subsidiary of the Parent.

NOW THEREFORE, in consideration of the respective covenants, agreements, representations, warranties and indemnities contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by the Holder, the Owner and the Parent (collectively, the “Parties” and individually, a “Party”)), the Parties covenant and agree as follows:

1.        Definitions

Whenever used in this Agreement, the following words and terms have the following meaning:

(a)	“Act” has the meaning given to it in Section 19;

(b)	“affiliate” has the meaning given to it in the Business Corporations Act (British Columbia);

(c)	“Agreement” has the meaning given to it in the preamble;

(d)

“Business Day” for the purposes of the Calculation Price, means any calendar day other than a Saturday or Sunday or any day that is a statutory holiday in Vancouver, British Columbia, for any other purpose, means any calendar day other than a Saturday, Sunday or any day that is a statutory holiday in Vancouver, British Columbia;

(e)	“Calculation Price” means the gross proceeds received by or payable to the Owner from the sale of Minerals to a smelter, refiner, processor, purchaser or other recipient of such production;

(f)

“Encumbrances” means pledges, liens, charges, security interests, leases, title retention agreements, mortgages, restrictions, developments or similar agreements, easements, rights-of-way, title defects, options or adverse claims or encumbrances of any kind or character whatsoever;

(g)

“GAAP” means International Financial Reporting Standards as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee and the former Standing Interpretations Committee;

(h)

“Governmental Authority” means any multinational, federal, provincial, state, regional, municipal, local or other government or any governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau ministry or agency, domestic or foreign, any subdivision, agent, commission, board or authority of any of the foregoing and any quasi- governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

(i)	“Hedging Transactions” has the meaning given to it in Section 8;

(j)	“Holder” has the meaning given to it in the preamble;

(k)	“Interest” has the meaning given to it in Section 5(e);

(l)

“Minerals” means all marketable naturally occurring metallic and non-metallic minerals or mineral bearing material in whatever form or state, including any precious metal, any base metal, natural gas, petroleum, coal, diamonds, salt and rock, sand, gravel or aggregate, that is mined, extracted, removed, produced or otherwise recovered from the Property (other than any rock, sand, gravel or aggregate used in connection with the conduct of operations by the Owner), whether in the form of ore, doré, concentrates, refined metals or any other beneficiated or derivative products thereof and including any such minerals or mineral bearing materials or products derived from any processing or reprocessing of any tailings, waste rock or other waste products originally derived from the Property;

(m)

“Net Smelter Returns” means the actual gross proceeds received by or payable to the Owner from the sale or other disposition of Minerals or, if the account of the Owner at a Processor is credited with Minerals processed by the Processor, the gross value of Minerals so credited to the Owner calculated on the basis of the aggregate quantity of such Minerals so credited during the relevant time period multiplied by the Calculation Price, less the following expenses:

(i)

all non-refundable direct sales taxes, use taxes, gross receipts taxes and severance taxes and all mining taxes, payable by the Owner or other operator of the Property, that are based directly upon, and assessed against, the value or quantity of Minerals produced, sold or otherwise disposed of from the Property; but excluding any and all taxes based upon the net or gross income of the Owner or other operator of the Property, the value of the Property or the privilege of doing business, and other taxes assessed on a similar basis; and

(ii)

all transportation costs, including related insurance costs, for transportation of Minerals from the Property to a Processor or to the point of sale, and all direct charges and/or costs charged by any smelter, refiner, mint and/or other Processor of the Minerals, including penalties, if any (provided such charges, costs and/or penalties have not been previously deducted by the Processor). Provided, however, that if the smelting, refining, minting and/or further processing is carried out at facilities owned or controlled, in whole or in part, by the Owner, then the charges and costs for such smelting, refining, minting and/or further processing of such Minerals shall be the lesser of (A) the charges and other costs the Owner would have incurred if such smelting, refining, minting and/or further processing was carried out at facilities that are not owned or controlled by the Owner and that are offering comparable services for comparable products, and (B) the actual charges and costs incurred by the Owner with respect to such smelting, refining, minting and/or further processing;

(n)	“Notice” has the meaning given to it in Section 22(e);

(o)	“Owner” has the meaning given to it in the preamble;

(p)	“Parent” has the meaning given to it in the preamble;

(q)	“Parties” and “Party” have the respective meanings given to them in the recitals;

(r)

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate group, body corporate, corporation, unincorporated association or organization, Governmental Authority, syndicate or other entity, whether or not having legal status;

(s)	“Place of Delivery” means the place directed by the Holder in writing;

(t)

“Prime” means, on any day, the rate of interest expressed as a rate per annum, that The Bank of Nova Scotia establishes at its head office in Toronto, Ontario, as the refererence rate of interest that it will charge on that day for U.S. dollar demand loans to its most credit worthy customers in Canada and which it at present refers to as its prime rate;

(u)

“Processor” means collectively any third-party mill, smelter, refinery or other processor of the Minerals which processes any Minerals to the final product stage before sale or other disposition by or for the account of the Owner;

(v)

“Property” means the exploration and prospecting permits listed in Schedule A and any exploration and prospecting permits purchased, acquired or otherwise obtained by the Owner or any of its affiliates, wholly or partially within 30 kilometres from the outer boundaries of any part of the Property as they exist on the date of this Agreement, as set out in Schedule B and includes any extension, renewal, replacement, conversion or substitution of any such exploration and prospecting permits or resulting exploration and prospecting permits;

(w)

“refined metal” means gold, silver, lead, copper, zinc, platinum group or other marketable metals produced from Minerals and refined to standards meeting or exceeding commercial standards for the sale of such as refined metals;

(x)	“Royalty” has the meaning given to it in Section 2; and

(y)	“Royalty Purchase Price” has the meaning given to it in Section 15.

2.	Certain Rules of Interpretation

(a)

Currency. Unless otherwise specified, all references to money amounts are to lawful currency of the United States of America. If the Owner of any of its affiliates receives payment for the sale of Minerals in a currency other than U.S. Dollars, then such payments shall be converted into U.S. Dollars on the date of receipt of such payment using the United States Federal Reserve Board exchange rate for such other currency on such day.

	(b)	Accounting Principles. All calculations under this Agreement shall be made in accordance with GAAP, as the same may be in effect from time to time.

(c)

Governing Law. This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia.

	(d)	Headings. Headings of Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

	(e)	Including. Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

	(f)	No Strict Construction. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

	(g)	Number and Gender. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(h)

Severability. If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Party or circumstances.

(i)	Time. Time is of the essence in the performance of the Parties’ respective obligations.

3.        Schedules

The Schedules to this Agreement, listed below, are an integral part of this Agreement:

Schedule	Description

Schedule A	Exploration and Prospecting Permits

Schedule B	Property Boundary

Schedule C	Rules of Arbitration

4.        Grant of Royalty

Subject to the terms of this Agreement, the Owner hereby grants, sells, assigns, transfers, conveys and agrees to pay to the Holder a royalty (the “Royalty”) on the Property equal to 1.5% of Net Smelter Returns. The Owner and the Holder expressly acknowledge and agree that the grant, sale, transfer and conveyance of the Royalty is effective as of the date of this Agreement and is intended to run with and bind the Property and the title of the Owner to the Property and shall be binding upon the successors and assigns of the Owner and all successors of the Owner in title to the Property.

5.        Time and Manner of Royalty Payments

(a)

Payment of the Royalty shall be calculated and paid for each fiscal quarter of each calendar year during the term of this Agreement (each, a “quarter”) (i.e., each succeeding three month period of a calendar year, the first quarter commencing on January 1st), commencing with the quarter (or the remainder of the quarter) in which the date of this Agreement falls. The Royalty for each quarter shall be paid by certified cheque, bank draft or wire transfer (in the sole and absolute discretion of the Holder) in United States dollars, on or before the day that is 30 days after the last day of each quarter. Any adjustment to the determination of any Royalty payment shall be made on the next scheduled Royalty payment. All such Royalty and adjustment payments shall be delivered to the Holder at the Place of Delivery, in such manner as specified in writing by the Holder.

(b)

At least 60 days prior to commencing any mining of the Property and concurrently with the release of any annual report by the Owner, the Owner shall deliver to the Holder a reasonably detailed and reasoned estimate specific to the Property of the proven and probable reserves of Minerals on, in or under the Property.

(c)

At the time each Royalty payment is paid to the Holder, the Owner shall prepare and deliver to the Holder a statement setting out in reasonable detail the manner in which such Royalty payment was calculated, including (i) the quantities of Minerals sold or otherwise disposed of by the Owner with respect to such quarter or the amount of Minerals produced and credited to the account of the Owner for such quarter, as the case may be, (ii) the quantities of Minerals to which such Royalty payment is applicable, (iii) the calculation of the applicable Net Smelter Returns, (iv) the Calculation Price for the applicable Minerals, (v) the calculation of Interest accrued on such Royalty payment, if any, (vi) in the event of any commingling as contemplated in Section 7, a detailed summary of the determination by the Owner of the quantity of Minerals commingled in accordance with Section 7 and subject to the Royalty, and (vii) in the case of any Minerals in the form of ores mined and stockpiled but not sold or processed by the Owner during the previous quarter, the tonnage and location of such Minerals so stockpiled.

(d)

Notwithstanding any other provision in this Agreement, the Owner shall not be obligated to make any Royalty payment before the Owner has received possession of or been credited with Minerals, or been credited with the sale or other disposition of Minerals (but, for the avoidance of doubt, shall be obligated to make such payment upon being credited with the sale or other disposition of Minerals, whether the Owner is in receipt of payment or not).

(e)

The Holder may object in writing to any statement or Royalty payment amount within 12 months of the receipt by the Holder of the relevant statement in respect of such Royalty payment. If it is determined by written agreement of the Parties or by arbitration that any Royalty payment has not been properly paid in full as provided in this Agreement, the Owner shall pay interest on the delinquent payment at a rate per annum of Prime plus 5% per annum (“Interest”), commencing on the date on which such delinquent payment was properly due and continuing until the date on which the Holder receives payment in full of such delinquent payment and all accrued interest on such delinquent payment. For the purposes of this Section 5(e), Prime shall be determined as of the date on which such delinquent payment was properly due.

(f)	If it is determined by agreement of the Parties or by arbitration that any Royalty payment was overpaid, the Owner shall be entitled to offset such amount against the next Royalty payment.

(g)

All Royalty payments, including Interest, if any, will be made subject to withholding or deduction in respect of the Royalty for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied on such Royalty payment by or on behalf of any Governmental Authority having power and jurisdiction to tax and for which the Owner is obligated in law to withhold or deduct and remit to such Governmental Authority. The Owner shall set out in the statement referred to in Section 5(c) any amount so withheld.

(h)

All Royalty payments shall be made without deduction or set off for costs of production, milling, smelting, processing, transportation, taxes or other expenses whatsoever, except as provided in this Agreement.

(i)

All tailings, waste rock or other waste products resulting from the mining, milling or other processing of ores derived from the Property from and after the date of this Agreement shall be the sole and exclusive property and responsibility of the Owner, but shall be subject to the Royalty and the terms of this Agreement, including the provisions in respect of commingling, if such tailings, waste rock or other waste products are processed in the future resulting in the production of Minerals from such tailings, waste rock or other waste products.

6.        Term

This Agreement shall continue in perpetuity, it being the intent of the Parties that the Royalty shall constitute a covenant running with and binding upon the title to the Property and all accessions to title to the Property and all successions to title to the Property, whether created privately or through action of any Governmental Authority, and binding upon the successors and assigns of the Owner and the successors in title to the Property. If any right, power or interest of either Party under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of Her Majesty, Queen Elizabeth II of England, living on the date of this Agreement.

7.        Commingling

(a)

The Owner shall be entitled to commingle Minerals from the Property and from any other properties owned or leased by the Owner, during the stockpiling, milling (concentrating), smelting, refining, minting or further processing of Minerals produced from the Property, but, for the avoidance of doubt, not at any time prior to or during the mining phase of production.

(b)

Before any Minerals are commingled with ores or minerals from any other properties, including stockpiling, the Minerals shall be measured and sampled in accordance with sound mining and metallurgical practices for moisture, metal, and other appropriate content. Representative samples of the Minerals shall be retained by the Owner and assays (including penalty substances) and other appropriate analyses of these samples shall be made before commingling to determine metal, mineral, water and other appropriate content of the Minerals. From this information, the Owner shall determine the quantity of the Minerals subject to the Royalty, notwithstanding that the Minerals have been commingled with ores or minerals from other properties. Twelve months after the anniversary of the expiration of the period for objections described in Section 5(e) above, the Owner may dispose of the materials and data required to be produced and kept by this Section 7.

8.        Hedging Transactions

All profits, losses and expenses resulting from any commodity futures trading, option trading, metals trading, metal loans and any other hedging transactions or any combination of commodity futures trading, option trading, metals trading, metal loans and any other hedging transactions (collectively, “Hedging Transactions”) are specifically excluded from calculations of Royalty payments pursuant to this Agreement. All Hedging Transactions shall be for the Owner’s sole account and shall not affect the calculation and payment to the Holder of the Royalty payment, which shall be calculated and paid in accordance with Section 5 without regard for any Hedging Transactions.

9.        Stockpiling

The Owner or operator shall be entitled to stockpile, store or place ores or mined rock containing Minerals produced from the Property in any locations owned, leased or otherwise controlled by the Owner or its affiliates or the Processor on or off the Property; provided, however, that the same are appropriately identified as to ownership and origin and secured from loss, theft, tampering and contamination.

10.      Books, Records and Inspections

(a)

The Owner shall keep true, complete and accurate books and records of all of its operations and activities with respect to the Property, including the mining of Minerals from the Property and the mining, treatment, processing, refining and transportation of Minerals, prepared in accordance with GAAP. Subject to complying with the confidentiality provisions in Section 12, the Holder and/or its authorized representatives shall be entitled, upon delivery of three Business Days advance notice, and during the normal business hours of the Owner, to perform audits or other reviews and examinations of the Owner’s books and records relevant to the calculation and payment of the Royalty pursuant to this Agreement no more than once per calendar year to confirm compliance with the terms of this Agreement, including calculations of Net Smelter Returns. Without limiting the generality of the foregoing, the Holder shall have the right to audit all invoices and other records relating to the transportation of Minerals from the Property to any mill, refinery or other Processor at which Minerals from the Property may be milled, smelted, concentrated, refined or otherwise treated or processed, and relating to the transportation of Minerals in the form of concentrates, doré, slag or other waste products from any mill at which Minerals from the Property may be milled, to a Processor. The Holder shall diligently complete any audit or other examination permitted under this Section 10. All expenses of any audit or other examination permitted under this Section 10 shall be paid by the Holder, unless the results of such audit or other examination permitted under this Agreement disclose a deficiency in respect of any Royalty payments paid to the Holder in respect of the period being audited or examined in an amount greater than 5% of the amount of the Royalty properly payable with respect to such period, in which event all expenses of such audit or other examination shall be paid by the Owner.

(b)

In performing such audit, the Holder and/or its agents shall have reasonable access to all sampling, assay, weighing, and production records, including all mining, stockpile and milling records of the Owner relating to the Property and any Minerals derived from the Property (and the Holder shall be allowed to make notes or photocopies), all of which such records shall be kept and retained by the Owner or operator of the Property in accordance with sound mining and metallurgical practices for the period of retention set out in Section 7.

11.      Rights to Monitor Processing of Minerals

Subject at all times to the workplace rules and supervision of the Owner and provided any rights of access do not interfere with any exploration, development, mining or milling work conducted on the Property or at any mill at which Minerals from the Property may be processed, the Holder shall at all reasonable times and upon reasonable notice, and at its sole risk and expense, have (a) a right of access by its representatives to the Properties and to any mill used by the Owner to process Minerals derived from the Property (provided that, if such mill is not owned or controlled by the Owner, such right of access shall only be the same as any such right of access of the Owner, and (b) the right (i) to monitor the Owner’s stockpiling and milling of ore or Minerals derived from the Property and to take samples from the Property or any stockpile or from any mill or Processor (if not prohibited under any contract between the Owner and any such Processor) for purposes of assay verifications, and (ii) to weigh or to cause the Owner to weigh all trucks transporting Minerals from the Property to any mill processing Minerals from the Property prior to dumping of such ore and immediately following such dumping.

12.      Confidentiality

(a)

Subject to Section 18, no Party shall, without the express written consent of the other Party, which consent shall not be unreasonably withheld or delayed, disclose any non-public information in respect of the terms of this Agreement or otherwise received under or in conjunction with this Agreement and, in the case of the Holder, concerning Minerals and operations on the Property or any other properties owned or leased by the Owner, other than to its employees, agents and/or consultants for purposes related to the administration, or assignment by the Holder, of this Agreement and no party shall issue any press releases concerning the terms of this Agreement or, in the case of the Holder, in respect of the operations of the Owner, without the consent of the other Party after such Party having first reviewed the terms of such press release. Each Party agrees to reveal such information only to its employees, agents and/or consultants who need to know, who are informed of the confidential nature of the information and who agree to be bound by the terms of this Section 12.

(b)

The Parties may disclose data or information obtained under or in conjunction with this Agreement and otherwise prohibited from disclosure by this Section 12 after providing the other parties with a copy of the proposed disclosure and if the other Party does not object, acting reasonably, to such disclosure by notice in writing to such party within 48 hours after receipt of such copy:

	(i)	to any third Person to whom such party in good faith anticipates selling or assigning its interest under this Agreement;

	(ii)	to a prospective lender to such Party; or

	(iii)	to a prospective equity financier or investor of such Party,

provided that, in each case, the Party to whom disclosure is proposed shall first have been provided with and signed and delivered to the other Party a confidentiality agreement executed by such third party purchaser, lender, financier or investor which agreement shall include the confidentiality provisions of this Section 12.

(c)

The Parties may disclose data or information obtained under this Agreement if required to do so for compliance with applicable laws, rules, regulations or orders of a Governmental Authoroty or stock exchange having jurisdiction over such Party; provided, however, that such Party shall disclose only such data or information as, in the opinion of its counsel, is required to be disclosed and provided further that it will provide the other Party with a copy of the proposed disclosure and the other Party shall be given the right to review and object to the data or information to be disclosed within 48 hours of its receipt of such copy prior to any release, and any such release will be subject to any reasonable objections or changes proposed by the other Party.

13.	Conduct of Operations

(a)

Subject to Sections 13(b) and (c), all decisions concerning methods, the extent, times, procedures and techniques of any (i) exploration, development and mining related to the Property, (ii) leaching, milling, processing or extraction treatment, if any, and (iii) materials to be introduced on or to the Property or produced from the Property, shall be made by the Owner in its sole and absolute discretion and all decisions concerning the sale or other disposition of Minerals (including, without limitation, decisions as to buyers, times of sales, whether to store or stockpile Minerals for a reasonable length of time) from the Property shall be made by the Owner, acting reasonably and in accordance with good mining and engineering practices.

(b)

The Owner shall not be required to mine Minerals but shall process any Minerals that it mines from the Property as expeditiously as possible. The Owner shall not be responsible for or obliged to make any Royalty payments for Minerals or Mineral value lost in any mining or processing of the Minerals conducted in accordance with accepted mining practices.

	(c)	The Owner shall use its reasonable commercial efforts to sell all Minerals at the highest possible prices it is able to negotiate.

14.      No Implied Covenants

The Parties agree that there are no implied covenants or duties relating to or affecting any of their respective rights or obligations under this Agreement and that the only covenants or duties which affect such rights and obligations shall be those expressly set forth and provided for in this Agreement.

15.      Owner’s Buy-Down Right

At any time for a period of six years after the date of this Agreement, the Owner shall have the right, exercisable by written notice to the Holder, in its sole and absolute discretion (provided that this Agreement is in good standing and any amounts due to be paid to the Holder have been paid in full) to acquire one-half percent (0.5%) of the Royalty at a purchase price of US$500,000.00 (the “Royalty Purchase Price”), with the result that, after the completion of such buy-down, the Royalty shall be calculated and payable at the rate of 1.0% of Net Smelter Returns. The Royalty Purchase Price shall be paid by the Owner to the Holder by wire transfer to an account designated by the Vendor within five calendar days of the Purchaser’s election to acquire such Royalty.

16.      Assignment by Holder

The Holder shall have the right, at any time and from time to time, to assign, transfer, convey, mortgage, pledge or charge any portion or all of the Royalty and its interest in and to this Agreement. The Owner covenants and agrees that it shall be bound by and shall perform and that it will acknowledge in writing in favour of such assignee, transferee, mortgagee, pledgee or chargee that it is bound by and shall perform, the terms of this Agreement upon any such assignment, transfer, conveyance, mortgage, pledge or charge. The Holder shall notify the Owner in writing prior to the completion of any such assignment, transfer or conveyance, confirming the identity of such transferee, the appropriate Place of Delivery and the new address for notice to such transferee.

17.      Transfer by Owner

The Owner shall be entitled to assign, sell, transfer, lease, mortgage, charge or otherwise encumber the Property or the Minerals or the proceeds from the Minerals and its rights and obligations under this Agreement; provided, however, the following conditions are satisfied and, upon such conditions being satisfied in respect of any such assignment, sale or transfer and, subject to the provision of Section 22(c), only the Owner shall be released from all obligations under this Agreement:

(a)

any purchaser, transferee, lessee or assignee of the Property or this Agreement agrees in advance in writing in favour of the Holder to be bound by the terms of this Agreement, including this Section 17 and the indemnity set out in Section 20;

(b)	any purchaser, transferee, lessee or assignee of this Agreement has simultaneously acquired the Owner’s right, title and interest in and to the Property;

(c)

any mortgagee, chargee, lessee, assignee or encumbrancer of the Property or this Agreement agrees in advance in writing in favour of the Holder to be bound by and subject to the terms of this Agreement if it takes possession of or forecloses on all or part of the Property and acknowledges that the Holder shall be entitled to receive the Royalty payments to which it is entitled under this Agreement in priority to any payments to such mortgagee, chargee, lessee, assignee or encumbrancer and undertakes to obtain an agreement in writing in favour of the Holder from any subsequent purchaser, lessee, assignee or transferee of such mortgagee, chargeholder, lessee or encumbrancer that such subsequent purchaser, lessee, assignee or transferee will be bound by the terms of this Agreement, including this Section 17; and

(d)

any royalty or other similar interest in or to the Property or in and to any Minerals granted by the Owner after the date of this Agreement shall contain a term to the effect that no payment, in cash or in product in kind, shall be made until the Royalty granted under this Agreement has been paid in full for the relevant time period.

18.      Registration

It is the express intention of the Parties that the Royalty shall run with the Owner’s title to the Property and be binding upon the successors of the Owner in title to the Property. Notwithstanding Section 12, the Holder may cause, at its own expense, the due registration of this Agreement or notice of this Agreement against the title to the Property. The Owner covenants and agrees that it shall co-operate with such registration and provide its written consent or signature to any documents or things reasonably necessary to accomplish such registration in order to ensure that any successor or assignee or other acquiror or encumbrancer of the Owner’s title to the Property, or any interest in the Property, shall have public notice of this Agreement and the terms of this Agreement and in order that the Holder may cause to be registered a restriction on title to the Property restricting the sale, lease, transfer, charge or transfer of charge of the Property, in whole or in part, without the written consent of the Holder, which written consent shall be granted by the Holder without condition within five Business Days of the receipt by the Holder of a request for such written consent provided that such sale, lease, transfer, charge or transfer of charge is in compliance with Section 17. If such sale, lease, transfer, charge or transfer of charge is in compliance with Section 17, evidence to such effect has been delivered to the Holder and the Holder has not delivered its written consent in accordance with and within the time frame set out in this Section 18, then the Holder shall be deemed to have duly granted such consent.

19.      Dispute Resolution

Any matter in this Agreement in dispute between the Parties which has not been resolved by the Parties within 30 days of the delivery of Notice by either Party of such dispute may be referred to binding arbitration. Such referral to binding arbitration shall be to a single qualified arbitrator. The Arbitration Act, 1996 (British Columbia) (the “Act”) shall govern such arbitration proceedings in accordance with its terms, except to the extent modified by the rules for arbitration set out in this Section 19 and in Schedule C. The Parties shall select one qualified arbitrator by mutual agreement, failing which, such qualified arbitrator shall be determined in accordance with the provisions of the Act for selecting a single arbitrator. The determination of such qualified arbitrator shall be final and binding upon the Parties and the costs of such arbitration shall be as determined by the arbitrator. The Parties covenant that they shall conduct all aspects of such arbitration having regard at all times to expediting the final resolution of such arbitration. The term “qualified arbitrator” as used in this Agreement shall refer to qualified professional person who has at least 10 years of mining industry experience in the subject matter of the dispute and is independent of both Parties.

20.	Representations and Warranties; Indemnity

(a)

The Owner hereby represents and warrants that it has the corporate power, capacity and authority to grant the Royalty to the Holder and such grant and the execution and delivery of this Agreement by the Owner has been duly authorized by all required corporate action of the Owner and this Agreement represents a valid and binding obligation of the Owner duly enforceable against it by the Holder.

(b)

It is acknowledged that the Holder has no involvement in the carrying out of work related to or conducted on, in or under the Property or in any decisions related to the Property or any work related to or conducted on, in or under the Property from and after the date of this Agreement, all such matters being in the sole control of the Owner. The Owner hereby indemnifies and saves harmless the Holder and its respective affiliates and their respective directors, officers, shareholders and employees from and against any and all costs, expenses, (including reasonable fees and expenses of legal counsel), damages, obligations, penalties, claims, orders or directives or other liability of any nature whatsoever (“Claims”) incurred in respect of or arising out of the Property or the title to the Property or ownership of the Property, or any work, operation, activities or event on the Property conducted or arising from and after the date of this Agreement by virtue or by reason of the status of the Holder as a royalty holder.

21.      Parent Guarantee

The Parent hereby irrevocably and unconditionally guarantees to the Holder the performance by the Owner of its obligations pursuant to this Agreement. The Parent shall be liable jointly and severally with the Owner to the Holder for the failure of the Owner to discharge any of its obligations under this Agreement or arising in connection with the transactions contemplated by this Agreement.

22.	General Provisions

(a)

Further Assurances. Each of the Owner and the Holder will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further documents and instruments and do all acts and things as may be reasonably required to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

(b)

Relationship of the Parties. Nothing in this Agreement shall be construed to create, expressly or by implication, a joint venture, partnership, commercial partnership, or other partnership relationship between the Owner and the Holder.

(c)

Assignment. Any assignment, transfer, conveyance, mortgage, pledge or charge or lease or purported assignment, transfer, conveyance, mortgage, pledge or charge or lease of any interest in the Property by the Owner, or in, to or arising under this Agreement by the Owner or the Holder, which does not comply with the terms of this Agreement shall be null and void and of no force or effect whatsoever. Notwithstanding any other provision in this Agreement, including the provisions of Section 17, the Owner shall remain liable for all covenants, obligations, representations and warranties and indemnities of the Owner contained in this Agreement, despite any assignment, transfer, conveyance, mortgage, pledge, charge or lease of any interest in the Property by the Owner, or in, to or arising under this Agreement, to any affiliate of the Owner, until such time as the affiliate is released pursuant to Section 17.

(d)	Amendment. No amendment to this Agreement may be made unless agreed to by the Parties in writing.

(e)

Notices. Any notice, consent or approval required or permitted to be given in connection with this Agreement (“Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or email:

(i)	if to the Owner or the Parent:

Suite 1830
1030 West Georgia Street
Vancouver, British Columbia V6E 2Y3

Attention: Amir Adnani
Fax No.: 604-682-3591
Email: aadnani@uraniumenergy.com

(ii)	if to the Holder:
Suite 1400 400 Burrard Street
Vancouver, British Columbia V6C 3A6

Attention: Nolan Watson
Fax No.: 604-689-7317
Email: nwatson@sandstormltd.com

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

(f)

Counterparts and Delivery. This Agreement may be executed in counterparts, each of which will be deemed to be an original and both of which taken together will be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Agreement by a Party by facsimile or by PDF via electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such Party.

IN WITNESS OF WHICH the Parties have executed this Agreement as of the day and year first written above.

SANDSTORM GOLD LTD.

By: _____________________________________
Name:
Title:

•

By: _____________________________________
Name:
Title:

URANIUM ENERGY CORP.

By: _____________________________________
Name:
Title:

SCHEDULE A
EXPLORATION AND PROSPECTING PERMITS

				DATUM	Zone : 21J Sur
						Chua	Chua
New Code	Registry	Registry	Area	WGS84	WGS84	Vista	Vista
Oct 2015	Code	File No.	(ha)	East	North	East	North
22.9	l7-a	643/09; 1338/11; 85/12	30000	720012	7259969	720000	7260000
				720012	7239969	720000	7240000
				705012	7239969	705000	7240000
				705012	7259969	705000	7260000
22.3	l7-g	2361/10; 51/12	70000	720012	7309969	720000	7310000
				720012	7259969	720000	7260000
				706012	7259969	706000	7260000
				706012	7309969	706000	7310000
22.7	l7-h	1722/12 Application for exploration stage Nr. 34.198/13	55000	715012	7319969	715000	7320000
				715012	7309969	715000	7310000
				706012	7309969	706000	7310000
				706012	7259969	706000	7260000
				705012	7259969	705000	7260000
				705012	7239969	705000	7240000
				700012	7239969	700000	7240000
				700012	7319969	700000	7320000
22.8	I7-f		400	722012	7277969	722000	7278000
				722012	7275969	722000	7276000
				720012	7275969	720000	7276000
				720012	7277969	720000	7278000
			6645.5	730012	7266169	730000	7266200
				730012	7260869	730000	7260900
				721962	7260869	721950	7260900

				721962	7253969	721950	7254000
				720012	7253969	720000	7254000
				720012	7266169	720000	7266200
17.1	H7-d	999/14	16250	695012	7319969	695000	7320000
				700012	7319969	700000	7320000
				700012	7287469	700000	7287500
				695012	7287469	695000	7287500
17.2	H7-d		25000	690012	7269969	690000	7270000
				700012	7269969	700000	7270000
				700012	7244969	700000	7245000
				690012	7244969	690000	7245000

SCHEDULE B
PROPERTY BOUNDARY

See attached.

SCHEDULE C
RULES OF ARBITRATION

The following rules and procedures shall apply with respect to any matter to be arbitrated by the parties under the terms of the Agreement.

1.      INITIATION OF ARBITRATION PROCEEDINGS

If any party to this Agreement wishes to have any matter under this Agreement arbitrated in accordance with the provisions of this Agreement, it shall give notice to the other Party hereto specifying particulars of the matter or matters in dispute and proposing the name of one person it wishes to be appointed as a qualified arbitrator. Within 10 days after receipt of such notice, the other party to this Agreement shall give return notice to the first party proposing the name of a person it wishes to be appointed as the qualified arbitrator. If such return notice is not given by the other Party within such 10 day period, it shall be deemed to have accepted the person proposed by the first party as the sole qualified arbitrator. If such return notice is given within such 10 day period proposing another person to be the qualified arbitrator and the Parties are unable to agree, then the sole arbitrator shall be determined in accordance with the provisions of the Arbitration Act, 1996 (British Columbia). The term “qualified arbitrator” as used herein shall refer to qualified professional person who has at least 10 years of mining industry experience in the subject matter of the dispute and is independent of both Parties.

2.      SUBMISSION OF WRITTEN STATEMENTS

Within five days of the appointment of the Arbitrator, the Party initiating the arbitration (the “Claimant”) shall send the other Party (the “Respondent”) a statement of claim setting out in sufficient detail the facts and any contentions of law on which it relies and the relief or outcome that it claims.

Within 15 days of the receipt of the statement of claim, the Respondent shall send the Claimant a statement of defence stating in sufficient detail which of the facts and contentions of law in the statement of claim it admits or denies, on what grounds, and on what other facts and contentions of law it relies.

Within five days of receipt of the statement of defence, the Claimant may send the Respondent a statement of reply.

All statements of claim, defence and reply shall be accompanied by copies (or, if they are especially voluminous, lists) of all essential documents and/or reports on which the Party concerned relies and which have not previously been submitted by any Party, and (where practicable) by any relevant samples.

After submission of all the statements, the Arbitrator will give directions for the further conduct of the arbitration.

3.      MEETINGS AND HEARINGS

The arbitration shall take place in the City of Vancouver, or in such other place as the Claimant and the Respondent may mutually agree in writing. The arbitration shall be conducted in English. Subject to any adjournments which the Arbitrator allows, the final hearing will be continued on successive working days until it is concluded.

All meetings and hearings will be in private unless the Parties otherwise agree.

Any Party may be represented at any meetings or hearings by legal counsel.

Each Party may examine, cross-examine and re-examine all witnesses at the arbitration.

4.      THE DECISION

The Arbitrator will make a decision in writing and, unless the Parties otherwise agree, will set out reasons for decision in the decision.

The Arbitrator will send the decision to the Parties as soon as practicable after the conclusion of the final hearing, but in any event no later than 20 days after the hearing, unless that time period is extended for a fixed period by the Arbitrator on written notice to each party because of illness or other cause beyond the Arbitrator’s control.

The decision shall determine and award costs to the successful Party in the arbitration.

The decision shall be final and binding on the Parties and shall not be subject to any appeal or review procedure, provided that the Arbitrator has followed the rules provided herein in good faith and has proceeded in accordance with the principles of natural justice. If either Party initiates any court proceeding in respect of the decision of the Arbitration or the matter arbitrated, such party shall, if unsuccessful in the court proceeding, pay the other party’s costs on a solicitor/client basis plus all other reasonable expenses incurred by such other party from the date of delivery of the notice commencing arbitration to the date of determination of such court proceeding.

5.      JURISDICTION AND POWERS OF THE ARBITRATOR

By submitting to arbitration under these Rules, the Parties shall be taken to have conferred on the Arbitrator the following jurisdiction and powers, to be exercised at the Arbitrator’s discretion subject only to these Rules and the relevant law with the object of ensuring the just, expeditious, economical and final determination of the dispute referred to arbitration.

Without limiting the jurisdiction of the Arbitrator at law, the Parties agree that the Arbitrator shall have jurisdiction to:

determine any question of law arising in the arbitration; determine any question as to the Arbitrator’s jurisdiction;

determine any question of good faith, dishonesty or fraud arising in the dispute;

order any party to furnish further details of that party’s case, in fact or in law;

proceed in the arbitration notwithstanding the failure or refusal of any party to comply with these Rules or with the Arbitrator’s orders or directions, or to attend any meeting or hearing, but only after giving that party written notice that the Arbitrator intends to do so;

receive and take into account such written or oral evidence tendered by the Parties as the Arbitrator determines is relevant, whether or not strictly admissible in law;

make one or more interim awards;

hold meetings and hearings, and make a decision (including a final decision) in Vancouver, British Columbia or elsewhere with the mutual written concurrence of the Parties;

order the Parties to produce to the Arbitrator and to each other for inspection, and to supply copies of, any documents and/or reports or other evidence or classes of documents in their possession or power which the Arbitrator determines to be relevant; and

make interim orders to secure all or part of any amount in dispute in the arbitration.